SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]


Check the appropriate box:

[X]        Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]        Definitive Proxy Statement

[ ]        Definitive Additional Materials

[ ]        Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                GOLDSPRING, INC.
                (Name of Registrant as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:



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                                GOLDSPRING, INC.
                        8585 E. Hartford Drive, Suite 400
                            Scottsdale, Arizona 85255
                                 (480) 505-4040

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 15, 2004

Notice is hereby given that the Annual Meeting of Shareholders of GOLDSPRING, INC., a Florida corporation (the "Company"), will be held at 2:00 Pacific Daylight Time on Tuesday, June 15, 2004, at the Siena Hotel Spa Casino located at One South Lake Street, Reno, Nevada 89501 for the following purposes:

     1. To re-elect our current Board of Directors to serve until the next annual meeting or until their successors are duly elected and qualified.

The Board of Directors has fixed the close of business on May 15, 2004 as the record date for determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

It is important that all shareholders be represented at the Annual Meeting. We urge you to sign and return the enclosed Proxy as promptly as possible, whether or not you plan to attend the meeting. The Proxy should be returned in the enclosed postage prepaid envelope. If you do attend the Annual Meeting, you may then withdraw your Proxy. The Proxy may be revoked at any time prior to its exercise.


                       By Order of the Board of Directors,

                       STEPHEN PARENT, CHIEF EXECUTIVE OFFICER


Scottsdale Arizona
May    , 2004





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                                GOLDSPRING, INC.
                        8585 E. Hartford Drive, Suite 400
                            Scottsdale, Arizona 85255
                                 (480) 505-4040

                                 PROXY STATEMENT
                                   MAY 3, 2004

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 15, 2004

                               GENERAL INFORMATION

     This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Goldspring, Inc., a Florida corporation (the "Company"), to the shareholders of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 Pacific Daylight Time on Tuesday, June 15, 2004, at the Siena Hotel Spa Casino located at One South Lake Street, Reno, NV 89501 and at any and all adjournments thereof. This Proxy Statement and the accompanying materials are first being mailed to shareholders on or about May 15, 2004. The Company's principal executive office is located at 8585 E. Hartford Drive, Suite 400, Scottsdale, Arizona 85255.

You may revoke the proxy at any time prior to its use by delivering a written notice to the Secretary of the Company, by executing a later-dated proxy or by attending the meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the meeting in accordance with the specifications made by you thereon, or, in the absence of such specifications for, the election of directors nominated herein for one year.

Holders of record of shares of Common Stock, par value $.000666 per share, ("Common Stock") of the Company at the close of business on May 15, 2004, will be entitled to one vote per share. The Common Stock will be voted together as one class. On May 3, 2004, there are approximately 192,992,911 outstanding shares of Common Stock of the Company. Other than the Common Stock, there are no other outstanding voting securities.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the 192,992,911 shares of our common stock as of May 3, 2004 by (i) each person who is known by us to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock, (ii) each of our directors and executive officers, and (iii) all directors and officers as a group.


Title of Class  Name and Address (1)   Position        Number of      Percent
                Of Beneficial Owner                    Shares         of Class(2)
------------- ----------------------   --------------  -------------- -----------
Common          Steve Parent         Chief Executive      45,952,750      23.8%
                                     Officer and
                                     Chairman of the
                                     Board of Directors

Common          Jubilee Investment   Not Applicable       39,600,000      20.5%
                Trust

Common          Leslie L. Cahan      Director              9,000,000       4.7%

Common          John Cook            President and         6,750,000       3.5%
                                     Director

Common          Robert T. Faber      Secretary and Chief   1,980,000       1.0%
                                     Financial Officer

                Tony Applebaum       Director                      0         0

                P.K. Rana Medhi      Director                 90,000         0

Common          All directors and officers                63,772,750      33.0%
                (6 persons)


(1) The address of our executive officers and directors is the same as our address: 8585 E. Hartford Dr., Suite 400, Scottsdale, AZ 85255.

(2) Based on 192,992,911 shares issued and outstanding as of May 3, 2004.





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                       PROPOSALS FOR SHAREHOLDER APPROVAL

The following material sets forth one proposal. The current Board of Directors controls the voting of approximately 63,772,750 shares of Common Stock or 33% of the shares issued and outstanding and entitled to vote. The Directors intend to vote all of their shares in favor of each proposal.

                              ELECTION OF DIRECTORS
                              ---------------------

At the Annual Meeting, we will elect our new Board of Directors which will consist of our six current directors to hold office until the next annual meeting of our shareholders or until their respective successors are elected and qualified. It is intended that the proxies will be voted for the nominees set forth herein. The Board has unanimously approved the following six nominees, all of whom are members of the current Board: Stephen Parent, Robert Faber, Les Cahan, John Cook, Tony Applebaum and P.K. Rana Medhi as our directors. If any nominees decline to serve or become unavailable for any reason, or if any vacancy occurs before the election (although the Company knows of no reason that this would occur), the proxies may be voted for such substitute nominees as the Company may designate.

The following table sets forth certain information regarding each nominee for election as director of the Company:

Steve Parent - Chief Executive Officer and Chairman of our Board of Directors:
Steve, our founder, has worked in the mining industry for over twenty years. He has managed the exploration and development operations of several Junior Public mining companies in the United States and Canada. Steve has been responsible for leading mining projects from the conceptual stage through feasibility. Before founding GoldSpring, Inc., Steve served as CEO of Ecovery, Inc., a private company with two significant mining projects: The Big Mike Copper Project and the GoldSpring Placer Project both now included in GoldSpring, Inc. Steve and his wife Judy filed for Chapter 13 Bankruptcy on September 26, 2002. Pursuant to the Plan of Reorganization, full payments were made to all creditors in a timely manner and the bankruptcy was discharged on March 5, 2004.

John F. Cook, P. Eng. - President and Director: John is a mining engineer, with 42 years of experience that has covered all aspects of the mining industry at all levels in many parts of the world. For the past twenty years this experience has been at a very senior level, including General Management and Corporate Affairs. For the past eight years John has been involved with Junior exploration and development companies after many years of working for much larger companies. Currently, he is Chairman of Anaconda Gold Corporation and of Castlerock Resources. These are both TSX Venture exchange companies with mining development interests in Canada, USA and Mexico. He is a director of GLR Resources, Inc. and Wolfden Resources, Inc. both TSX companies with exploration and development interests in Canada. John runs Tormin Resources Limited (his own private company) and has recently been involved in the development of a gravity gold extraction plant in eastern Canada. Prior to getting involved with junior mining/exploration companies, John has worked in senior positions with Navan Resources, Goldcorp and Lac Minerals. This followed early mining experience in southern Africa and a stint as a consultant in UK and Canada.

Robert T. Faber, CPA, - Chief Financial Officer and Director: Rob is a Financial Executive with 20 years of diverse senior financial management, business and acquisition experience, including substantial international experience. Rob previously served as Vice President of United Site Services, Inc. (Sun Services), a $60 million privately held service company that was formed in 2000. There, he strengthened organizational structure, improved cash management, and directed the acquisition and integration process. Additionally, Rob served as the Assistant Regional Controller with Allied Waste Industries, where his team was responsible for management of a $1.2 billion multi-state business operation. Prior to Allied, Rob spent 17 years with Waste Management, Inc., a $12 billion publicly traded environmental services company, during which time he served in senior positions such as Director of Finance in London, England, leading a $1.2 billion international operating group.



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Rob has personally been involved in over 100 separate acquisitions ranging from
$500,000 to $250 million and was responsible for directing all due diligence, financial valuations and integrations. He has extensive experience in SEC reporting, investor relations, capital acquisitions, and system development.

Les Cahan - Director: Les has been directly involved, for over thirty years, in all aspects of exploration and production of mining, and oil & gas assets. Les acquired the Gold Canyon and Spring Valley mining claims, as well as carrying out the first geophysical, drilling and trenching exploration activities before it was acquired by Ecovery, Inc., and subsequently, GoldSpring, Inc. Les owned and operated Western Land and Minerals Ltd., which specialized in gas and oil production. He was also a founding partner of Nanisivic, on Baffin Island, one of the world's largest zinc mines.

Tony Applebaum, EA: Tony Applebaum is Federally licensed in IRS tax accounting and tax client representation and has had a private practice since 1997. Prior to this, Mr. Applebaum worked in the accounting and financial services industry as controller and VP Finance for several start-up and major ongoing successful corporations. He is familiar with public company reporting requirements, policies and procedures. In addition, he has extensive experience in advanced financial analysis including cash flows, projections and forecasts. Tony brings another layer of solid financial expertise and credibility to GoldSpring as a member of its Audit Committee.

P.K. Rana Medhi, Mining Engineer: P.K. Rana Medhi is a registered engineering and mining geologist with 40 years of international mining experience. Medhi is also a Principal of Mineral Evaluation Network- a worldwide cooperative of economic geologists and mining professionals that provides mineral resources expertise and investment assistance to its clients. Medhi spent 28 years with Cyprus Amax Minerals Company. While at Cyprus, Medhi was the senior operations manager for 15 years. He is established in business development and alliance, exploration and mine development, mine evaluation, as well as mine operations and permitting. Medhi's extensive international mining experience has enabled him to successfully lead projects from the exploration phase to start-up, commercial production and post closure mining activities.


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                                GOLDSPRING, INC.

                         Annual Meeting of Shareholders

                                  June 15, 2004
                                2:00 p.m. P.D.T.

                              You May Vote by Mail
                       (see instructions on reverse side)

                             YOUR VOTE IS IMPORTANT

                                      PROXY

                                GOLDSPRING, INC.

This Proxy is Solicited on Behalf of the Board of Directors.

Stephen Parent with the power of substitution, is hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of Goldspring, Inc. to be held in Reno Nevada, on Tuesday, June 15, 2004, at 2:00 p.m., Pacific Daylight Time, and to vote the number of shares which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

               TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
               RECOMMENDATIONS, SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

[SEE REVERSE]    CONTINUED AND TO BE SIGNED ON REVERSE SIDE      [SEE REVERSE]
[    SIDE   ]                                                    [   SIDE   ]


















                                   DETACH HERE





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[ X ] Please mark votes as in this sample.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REELECTION OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS YOU DIRECT: IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" THESE MATTERS.

FOR     AGAINST

                               1.   To re-elect the following directors of
                                    the Company:

[  ]    [   ]                       (a) Stephen Parent
[  ]    [   ]                       (b) Robert Faber
[  ]    [   ]                       (c) John Cook
[  ]    [   ]                       (d) Les Cahan
[  ]    [   ]                       (e) Tony Applebaum
[  ]    [   ]                       (f) P.K. Rana Medhi


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [   ]


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign your name as it appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature:                                     Date:
          -----------------------------------        -----------------------


Signature:                                     Date:
          -----------------------------------        -----------------------



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